REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM




Shareholders and Board of Trustees
The Arbitrage Funds
New York, New York

In planning and performing our audits of the
financial statements of The Arbitrage Fund and The
Arbitrage Event Driven Fund, each a series of shares
of The Arbitrage Funds (the Funds) as of and for the
year ended May 31, 2011, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered its internal
control over financial reporting, including control
activities for safeguarding securities, as a basis
for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Funds internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.   A companys
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.   A companys internal control
over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.   A material weakness is a deficiency,
or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.







Shareholders and Board of Trustees
The Arbitrage Funds
Page Two





Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of May 31, 2011.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of The Arbitrage Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT,
WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 1, 2011